UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2008

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill-Selma, Suite 150

San Antonio, Texas  78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)                                  On August 27, 2008, GlobalSCAPE, Inc. (the “Company”) announced that James R. Morris had been elected as President and Chief Executive Officer of the Company, effective as of September 2, 2008.

Mr.Morris has delivered over 35 years of innovation and leadership to the fields of information technology, network security, assurance and operations for both product centric and independent system consulting solutions. He served in military intelligence, the civil service, and (for 24 years most recently) in senior executive positions for leading companies including; General Dynamics (VP), Veridian (VP), Veritect (EVP), Trident Data Systems (SVP), SecureInfo (EVP/GM) and Synteras (VP). He has served on multiple industry and government review panels, co-led the Y2K Cyber Assurance cell for the White House, and as an independent advisor for two security product companies. He is a frequent keynote speaker/panelist at trade conferences, published internationally, and has provided the expert view for national news coverage of network risks. Jim has received advanced training from the national security community and served as a subject matter expert on network security focused delegations to the Peoples Republic of China and Australia.

(e)                                  The Board of Directors has also voted to grant options to purchase 300,000 shares of the Company’s common stock to Mr. Morris at an exercise price equal to the closing price of the Company’s common stock on the AMEX on the date of grant, which will be September 2, 2008, pursuant to the Company’s 2000 Employee Long-Term Equity Incentive Plan.  The options vest 33% on each of the first and second anniversary of the date of grant and 34% on the third anniversary of the date of grant. Notwithstanding the foregoing, the options become fully vested and exercisable upon certain change in control events.  The options expire on the day before the 10th anniversary of the date of grant.  Mr. Morris may exercise the options by giving written notice to the Company and paying the purchase price prescribed for the shares to be acquired pursuant to the exercise.  Payment of the purchase price for any shares purchased pursuant to the options must be made in accordance with the provisions of the 2000 Employee Long-Term Equity Incentive Plan.  The options may not be transferred except (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order, and, during Mr. Morris’ lifetime, may be exercised only by Mr. Morris or his legally authorized representative.

The Board also set Mr. Morris’ annual salary at $200,000.00 annually and established a bonus plan for Mr. Morris under which Mr. Morris is eligible for an annual bonus of up to 40% of his base salary which is tied to specific objectives defined by the Company. Mr. Morris will also receive a one-time cash bonus of $50,000 on September 2, 2008.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

10.1                           Employment Agreement by and between GlobalSCAPE, Inc. and James R. Morris.

99.1                           Press Release dated August 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ David L. Mann
David L.Mann, President

Dated: August 27, 2008